                                                                    Exhibit 99.2
                                                                    ------------

                     [LETTERHEAD OF MONSANTO APPEARS HERE]




                                 June 27, 1995



Mr. Roger H. Salquist
Chairman and Chief Executive
  Officer
Calgene, Inc.
1920 Fifth Street
Davis, California  95616

     Re: Investment by Monsanto Company, a Delaware corporation ("Monsanto") in Calgene, Inc., a Delaware corporation ("Calgene")

Dear Mr. Salquist:

     This letter of intent ("Letter") states the interest of Monsanto and Calgene in entering into a transaction involving (i) Monsanto contributing cash, intellectual property relating to certain produce and oils research and development, and its equity interests in Gargiulo, L.P. and Gargiulo, G.P. and certain contractual rights with respect thereto to Calgene and (ii) Calgene issuing Monsanto common stock such that after such issuance Monsanto would own 49.9% of the issued and outstanding common stock of Calgene, all as further described below and pursuant to a transaction to be structured and negotiated following further review by the parties (collectively, the "Proposed Transaction").

     Upon execution by Calgene, this Letter will establish a general basis of further negotiations with respect to the terms and conditions of the Proposed Transaction which will, if such negotiations are successful, be set forth in one or more definitive agreements (the "Definitive Agreements").

A.  Principal Terms.  The principal terms which Monsanto and Calgene expect to
    ---------------
be contained in the Definitive Agreements are as follows:

1.   Assets.  Monsanto would contribute:
     ------

     (a) 100% of Gargiulo, L.P. and Gargiulo, G.P. (collectively "Gargiulo") (including produce R&D effort as listed on Exhibit A to the disclosure letter from Monsanto to Calgene of even date herewith (the "Disclosure Letter")), 82% at closing and a note to fund the purchase price for the remaining 18%; alternatively, at




                              Page 7 of 36 Pages

Monsanto's option, Monsanto may contribute 49.9% at closing and notes to fund the next 32.1% and final 18%; provided if Monsanto contributes 49.9% plus the aforementioned notes at closing, Monsanto would (i) secure for Calgene agreements from Jeffrey D. Gargiulo, John G. Gargiulo and Joseph Procacci that the provisions set forth in Section 14 hereof would supersede any inconsistent provisions set forth in the Amended and Restated Partnership Agreement of Gargiulo, L.P. dated as of July 29, 1994 and in any related agreements with respect to the governance of Gargiulo, G.P. and (ii) if Calgene exercises the option to purchase the next 32.1%, Monsanto would fund the note for the next 32.1% by January 31, 1996;

     (b) all oils R&D, excluding Jacob Hartz Seed Co., Inc., as listed on Exhibit A to the Disclosure Letter; and

     (c)  $30 million in cash.

2.   Consideration to Monsanto.  Monsanto would receive 49.9% ownership of
     -------------------------
Calgene's stock.

3.   Condition to Closing.  Prior to closing, Calgene would (i) (A) obtain
     --------------------
assurances or waivers from PGK and Kirin deemed adequate by Monsanto that Monsanto's potato assets would be unaffected by the PGK Joint Venture, or (B) Kirin would buy out Calgene's interest in the PGK Joint Venture and (ii) provide written assurances satisfactory to Monsanto that neither The Mingly Corporation Limited nor any affiliate thereof has any right (or that such parties have waived any right) to designate one or more directors on Calgene's Board.

4.   Options and Warrants.  To the extent outstanding Calgene stock options
     --------------------
(whether issued before or after closing) are exercised, Monsanto would have right to make open market purchases to maintain Monsanto's then current percentage ownership of Calgene. To the extent any warrants for Calgene stock are issued prior to the closing, Calgene would issue a number of warrants to Monsanto necessary to maintain Monsanto's pro rata ownership position on the same terms as such warrants.

5.   Structure.  Parent company of Gargiulo would be merged into subsidiary of
     ---------
Calgene.

6.   Cash Advance.  After the signing of this Letter of Intent and on or before
     ------------
June 30, 1995, Monsanto shall advance $10 million to Calgene in exchange for a note (the form of which is attached hereto as Exhibit A) (the "Note") which, if this Letter or the Definitive Agreements are terminated, shall be convertible, at Monsanto's option, at any time sixty (60) or more days after this Letter or the Definitive Agreements are terminated, as the case may be, and in any amount, into shares of Calgene at 85% of the average closing market price for such shares during the ten (10) trading days prior to the day of each such conversion. In the event of such conversion(s), the total number of shares issued to Monsanto shall be sufficient for Monsanto to recover the principal and interest due on such Note, up to a maximum of 4,000,000 Calgene shares, all as more fully set forth in the Note. If Monsanto, in the sale of such shares,




                              Page 8 of 36 Pages
recovers more than the principal and interest due on the Note and transaction costs, fees and expenses associated with the conversion of the Note and sale of such shares, Monsanto shall pay the excess to Calgene and forgive any remaining balance on the Note. After the execution of this Letter, Calgene shall file a shelf registration covering resales of 2,000,000 of the shares to be acquired upon any such conversion. After the termination of this Letter, Calgene shall file a second shelf registration covering resales of the remaining 2,000,000 shares to be acquired upon any such conversion. Calgene's obligations to file such shelf registrations are more fully set forth in the Note. The Note shall have a term of two years from the date of issuance and would bear interest at prime plus 2%, Citibank N.A., compounded daily and adjusted monthly, unless (i) this Letter is terminated for reasons within the control of Calgene, (ii) Calgene's shareholders would fail to approve the transaction or (iii) any other Monsanto conditions to closing set forth in the executed Definitive Agreements, within the control of Calgene, are not met at or prior to closing, in any such event, only the term of the Note would be shortened to one year from the date of issuance, all as more fully set forth in such Note. Upon closing, the principal of such Note shall be credited against Monsanto's initial cash payment of $30 million, which would become $20 million, and any accrued interest would be waived.

7.   Board of Directors of Calgene.
     -----------------------------

     (a) Initially, nine directors consisting of the CEO and COO of Calgene, three Independent Directors designated by Calgene and four Monsanto designees consisting of three persons from the management of Monsanto who, consistent with Monsanto's current intent, would likely be Hendrik A. Verfaillie, Robert T. Fraley ("Monsanto director(s)"), Jeffrey D. Gargiulo and one Independent Director designated by Monsanto.

     (b) After a "Trigger Event", the Board would increase to 11 and Monsanto would have the right to designate two additional directors.

     (c) A "Trigger Event" would mean: the earlier of (i) any time that Monsanto's ownership is at or above 55% or (ii) the event described in Section 8(d) occurs.

     (d) If Monsanto's equity ownership would fall below 40%, Monsanto would be entitled to designate 3 directors. If Monsanto's equity ownership would fall below 20%, Monsanto would be entitled to designate 2 directors. If Monsanto's equity ownership would fall below 10%, Monsanto would be entitled to designate 1 director. If Monsanto's ownership would fall below 5%, Monsanto would not be entitled to a seat on Calgene's board.

     (e) If Monsanto's equity in Calgene reaches 70%, Monsanto would be entitled to designate 8 directors, which would include the CEO and COO of Calgene and one Independent Director and Calgene would be entitled to designate 3 Independent Directors. After Monsanto's equity in Calgene reaches 100%, all of Calgene's contractual rights to designate directors would cease.




                              Page 9 of 36 Pages

     (f) At all times prior to the occurrence of a Trigger Event, the Board of Calgene would form and maintain a "Retention/Replacement Committee" consisting of the three Independent Directors designated by Calgene and any Independent Directors designated by Monsanto. Such Retention/Replacement Committee would have responsibility for the retention and/or replacement of all of the executive officers of Calgene. The retention and/or replacement of such executive officers would be based on financial and behavioral criteria to be developed by the parties and set forth in the Definitive Agreements. In the event the Retention/Replacement Committee would decide to replace an executive officer, Monsanto would have the right to nominate a replacement which replacement would be considered by the Retention/Replacement Committee along with any other possible replacements identified by such Committee.

8.   Credit Agreement.  Monsanto would provide to Calgene a $45 million
     ----------------
convertible subordinated credit facility through the earlier of 9/30/98 or three years after the closing, upon the following terms:

     (a) Maximum borrowings of $15 million in any 12-month period, in minimum increments of $100,000, and not more than twelve times a year.

     (b) On each anniversary date of the agreement, the borrowings during such prior year, plus interest, would be repaid or converted by Calgene, at its option, to equity at a price to be based on an average of the closing prices during the 30-trading day period immediately preceding each such conversion; provided, however, Calgene shall provide Monsanto with at least thirty (30) days' written notice prior to any conversion of borrowings to equity. Upon each such anniversary date, an additional takedown (not to exceed $15 million) could be used to repay the outstanding borrowings, plus interest, at Calgene's election.

     (c) Interest would accrue at prime plus 2%, Citibank N.A., compounded daily and adjusted monthly.

     (d) If Calgene would elect to convert borrowings into equity, a "Trigger Event" would have occurred if Monsanto's ownership exceeds 50% after such conversion.

9.   Standstill.
     ----------

     (a) Monsanto would not increase its ownership above 49.9% during the first year following closing except through any one or more of the following:

          (i) conversion by Calgene of borrowings, plus interest, under the credit agreement;

          (ii) issuance of Calgene stock in an asset sale by Monsanto to Calgene; or




                              Page 10 of 36 Pages

          (iii) tender offer for no less than 100% of publicly-traded Calgene shares at a price approved by the disinterested Directors of Calgene and based upon a fairness opinion.

     (b) After the first anniversary until the earlier of 9/30/98 or third anniversary of the closing, Monsanto could only increase its ownership above 49.9% through any one or more of the following:

          (i) conversion by Calgene of borrowings, plus interest, under the credit agreement;

          (ii) issuance of Calgene stock in an asset sale by Monsanto to Calgene; or

          (iii) a tender for shares sufficient to increase its ownership position to 70%, provided that if Monsanto tenders for shares bringing its
                 --------
aggregate outstanding to more than 80%, the tender would be required to be for 100% of publicly traded Calgene shares at a price approved by the disinterested Directors of Calgene and based upon a fairness opinion.

     (c) After the earlier of 9/30/98 or third anniversary, Monsanto could increase its ownership through open market purchases or otherwise.

     (d) Notwithstanding any other provisions hereof, at any time after closing Monsanto could make such open market purchases of shares of Calgene as are necessary to maintain its ownership at 49.9% or to increase its ownership to 49.9%.

10.  Sale of Shares.
     --------------

     (a) After the first anniversary until the earlier of 9/30/98 or three years from closing, Monsanto could not sell shares of Calgene other than (i) as part of a sale of all or substantially all of its Crop Protection business unit; or
(ii) pursuant to a tender offer by a third party to the Shareholders of Calgene.

     (b) After the earlier of 9/30/98 or the third anniversary of the closing, Monsanto could also sell shares of Calgene through (i) customary registration rights to be granted by Calgene (including reasonable "road show" support for any underwritten offering), (ii) Rule 144 transactions, (iii) sales of not more than 10% of the total outstanding shares to any non-financial purchaser, or (iv) sales to any financial purchaser.

     (c) After the earlier of 9/30/1999 or the fourth anniversary of the closing, Monsanto could also sell shares of Calgene through a private sale of 35% or more of the outstanding shares of Calgene to a third party non-financial purchaser under circumstances where such third party assumes the applicable and proportionate rights and obligations of Monsanto.




                              Page 11 of 36 Pages

11.  Supermajority Rights.
     --------------------

     (a) Until the earlier of a Trigger Event or such date on which Monsanto's ownership of Calgene's shares drops below 25%, a majority of Calgene's Board, including at least one Calgene director and one Monsanto director, would be required to approve any of the following:

          (i) the entry by Calgene into any merger or consolidation or the acquisition by Calgene of any business or assets (other than an additional interest in Gargiulo) that would constitute a "Substantial Part" of Calgene whether such acquisition be by merger or consolidation or the purchase of stock or assets or otherwise (the term "Substantial Part" as used herein would mean more than 10% of the total assets of Calgene as shown on Calgene's balance sheet as of the end of the most recent fiscal quarter ending prior to the time the determination is made);

          (ii) the sale, pledge, or grant of security interest in, transfer, retirement or other disposal of a "Substantial Part" of Calgene, except pursuant to a security interest granted in connection with borrowings permitted under subsection (iv) below;

          (iii) any dividend by or return of capital by Calgene other than as provided by the terms of the Definitive Agreements;

          (iv) any incurrence, in the aggregate, by Calgene of any indebtedness for borrowed money at any time outstanding exceeding the greater of (i) $15 million, increasing by $5 million per year, plus amounts secured by inventory and/or receivables for seasonal working capital lines and indebtedness incurred to acquire property, plant or equipment and secured by the acquired asset, minus
                                                                           -----
amounts outstanding under the Monsanto credit facility to Calgene or, (ii) the amounts set forth in the annual operating plan (loans from Monsanto to or for the new subsidiary holding Gargiulo would not be counted in this limitation);

          (v) the repurchase or redemption of any equity securities of Calgene, other than from employees upon termination of employment or service;

          (vi) the establishment of any new committees of the Board of Calgene or new or revised delegation(s) of board authority to any Board committee or changes or revisions to general delegations of authority to officers for categories of expenditures;

          (vii) adoption of or amendment to any benefit or incentive plans which would increase the annual cost thereof by more than 15% or any amendment to any stock option plan;

          (viii) election, appointment or removal of the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of Calgene and their successors and the establishment of their annual or long term compensation level and benefits (other




                              Page 12 of 36 Pages
than agreements in effect at the closing); provided, however, Monsanto would have the right to select the Chief Technical Officer of Calgene and a controller reporting to the Chief Financial Officer of Calgene;

          (ix) approval of annual operating plan and long term strategic plan of Calgene which would be submitted to the Board of Calgene annually for approval;

          (x) any transaction between Calgene and its officers or employees which is not in the normal course of business;

          (xi)  any modification of the Definitive Agreements;

          (xii) amendment of the bylaws or certificate of incorporation of Calgene;

          (xiii) the issuance of additional shares of Calgene (other than warrants) in excess of 4 million shares in any 2 year period to a third party, other than pursuant to plans referred to in Subsection (vii) above or the issuance of any warrants;

          (xiv) the sale or licensing by Calgene of any intangible property set forth in Exhibit B to the Disclosure Letter or any other intangible property for consideration (other than royalties contingent on future sales) exceeding $5 million in the aggregate per transaction or per series of related transactions;

          (xv) new fixed capital investments, capital leases, or noncancellable operating leases by Calgene having annual payments in the aggregate exceeding the aggregate amount set forth in the operating plan;

          (xvi) matters covered in Section 14 hereof, including, without limitation, any changes in the composition of the Gargiulo, G.P. Board;

          (xvii) any press release which mentions or directly or indirectly refers to Monsanto, except as required by law and where board approval cannot be obtained in a timely manner; or

          (xviii) the initiation, settlement or termination of any suit or proceeding concerning intellectual property, any other matter which could have an adverse public affairs effect upon Monsanto or the filing of any insolvency or bankruptcy proceeding by or on behalf of Calgene.

     (b) After a Trigger Event and until the earlier of the third anniversary of the closing or Monsanto owns 70% or more of Calgene, a majority of Calgene's Board including at least two Calgene Independent Directors would be required to approve any of the following:

          (i) Except as provided in Subsection (xvi) above, the matters set forth in subsections (i), (ii), (vi), (viii), (ix) and (xi) above; or




                              Page 13 of 36 Pages

          (ii) Any transaction between Calgene and Monsanto or any affiliate of Monsanto.

     (c) From and after the occurrence of both a Trigger Event and the third anniversary of the closing and until Monsanto owns 100% of Calgene, neither Monsanto nor any of its affiliates would enter into any transaction with Calgene without the approval of at least two Independent Directors designated by Calgene.

12.  Termination Fee.  If, at any time after the execution of this Letter,
     ---------------
Calgene receives a bona fide written offer from a third party for a financing or acquisition transaction and, as a result, withdraws from this transaction, Calgene shall pay to Monsanto a termination fee of $7,500,000 if and when Calgene consummates such third party transaction within 12 months after termination.

13.  Direct Licensing.  Calgene shall promptly enter into a direct licensing
     ----------------
agreement with Monsanto for B.t. cotton and shall promptly amend all related technology licenses between Calgene and Monsanto to effect the direct licensing of Monsanto patent rights to purchasers of Calgene's B.t. cotton using technology falling within the scope of such Monsanto patent rights. The per unit royalty (including minimum royalty) and termination provisions of such license shall be no less favorable to Calgene than those granted to any other licensee; provided, that the direct license agreement shall not result, in the aggregate, in royalties payable to Monsanto which are greater than the royalties provided for in the current related technology licenses until the issuance of a patent claim to Monsanto which covers the synthetic/modified B.t. gene used in Calgene's insect resistant cotton seed. Under the terms of such Agreement, Calgene shall be obligated to introduce Monsanto's Bollgard/TM/ Gene(s) beginning in the 1999 planting season provided that the Bollgard/TM/-containing varieties that would be marketed by Calgene have demonstrated yield equivalency in at least one multi-located replicated yield trial, conducted by Monsanto and Calgene under a protocol approved by Monsanto. Monsanto shall promptly initiate an aggressive breeding program to introduce the Bollgard/TM/ Gene(s) into Calgene's germplasm for further development of Bollgard/TM/ cotton varieties by Calgene. Calgene shall obtain a limited license to continue to sell transgenic cotton seed containing the Calgene B.t. gene in amounts not to exceed eighty percent (80%) of their total B.t. cotton seed sales for the year 2000 planting season, fifty percent (50%) for the year 2001 planting season and twenty percent (20%) for the year 2002 planting season. Calgene shall not be licensed to make, use or sell transgenic cotton seed containing any Lepidopteran-active gene other than the Bollgard/TM/ Gene(s) in the year 2002 planting season and thereafter. The above dates shall be delayed proportionally by the delay of introduction of Bollgard/TM/ cotton varieties by Calgene. Monsanto shall reimburse the reasonable incremental development costs incurred by Calgene in years 1997 through 2000 which are directly and solely related to the introduction of the Bollgard/TM/ Gene(s) into the Calgene germplasm, not to exceed five hundred thousand dollars ($500,000) per year; provided, that such costs are clearly attributable solely to the introduction of the Bollgard/TM/ Gene(s) and are not incurred as a result of normal and customary




                              Page 14 of 36 Pages
development of new cotton varieties. In the event that Monsanto has not obtained a U.S. patent having claims which literally cover Calgene's synthetic/modified B.t. gene cotton by December 31, 1998, Calgene's obligation to introduce the Bollgard/TM/ Gene(s) shall be delayed until the planting season immediately following the year in which Monsanto obtains such a patent claim. Notwithstanding the above, this paragraph shall be null and void and of no effect in the event that Monsanto terminates this Letter in writing prior to August 30, 1995 other than as a result of any breach by Calgene of any enforceable provision of this Letter or any provision of the Note.

14.  Gargiulo Outline.
     ----------------

     (a) The initial Board of Gargiulo, G.P. and the subsidiary of Calgene into which the parent of Gargiulo would be merged would consist of Jeffrey D. Gargiulo, John Gargiulo, Hendrik A. Verfaillie, Robert T. Fraley, Roger H. Salquist, Roderick N. Stacey and an additional director to be designated by Calgene, which director shall be reasonably acceptable to Monsanto and Jeffrey
D. Gargiulo, plus two advisory (non-voting) directors designated by Monsanto from among Gargiulo top management. Monsanto would have the right to remove and replace Hendrik A. Verfaillie and Robert T. Fraley and their successors.

     (b) Jeffrey D. Gargiulo would be the Chairman and CEO. Another person, to be named by the Board of Gargiulo, G.P., would be the Vice Chairman. Other persons, to be named by the Board of Gargiulo, G.P, would be the COO and Senior Vice President.

     (c) Annual operating and strategic plans for Gargiulo and the aforementioned subsidiary would be approved by Calgene's Board. Thereafter, the Board of Gargiulo, G.P. would have complete authority to operate Gargiulo within the confines of such plans and other delegations from the Calgene Board which would be similar to the delegations to the CEO of Calgene. The Calgene Board would adopt as part of its strategic plan for Gargiulo the branded strategy plan previously submitted to and approved by the Monsanto management committee. Initial compensation for the four top officers of Gargiulo would be in the amounts agreed to by Monsanto and Calgene. Such compensation could not be reduced without the approval of Monsanto.

     (d) Employment of the four top officers of Gargiulo could not be terminated without the consent of the Board of Gargiulo, G.P. Further, there would be new employment contracts for such officers.

     (e) Monsanto would provide a $40 million subordinated Credit Facility to be used solely to support the Gargiulo branded tomato strategy over a period of four years, generally on the following terms:

          (i) Principal and interest on all such loans would be due 4 years after closing.




                              Page 15 of 36 Pages

          (ii) All dollars advanced to Gargiulo preclosing in support of such branded tomato strategy would be applied to such $40 million Credit Facility.

          (iii) The loans would be paid off from a percentage of the free cash flow of the total Gargiulo business, adjusted for profits/losses incurred as a result of collaboration between Gargiulo and Cal Fresh. The percentage of the free cash flow would be agreed upon by the parties and set forth in the Definitive Agreements.

          (iv) Interest on such loans would accrue at prime + 2% Citibank N.A., compounded daily and adjusted monthly.

          (v) Monsanto would extend the due date by twenty-four months (the "First 24 Months") if Gargiulo cash flows would not be sufficient to pay off the loans when due.

          (vi) After the First 24 Months, Monsanto would extend the due date by an additional twenty-four months (the "Second 24 Months") if Gargiulo cash flows would not be sufficient to pay off the loan during the First 24 Months. After the Second 24 Months, Monsanto would have the option to convert all or a portion of the balance of principal and accrued interest on such loans to Calgene shares or to further extend the term of such loans on the same terms and conditions.

B.   Definitive Agreements.  Upon execution of this Letter, representatives of
     ---------------------
Monsanto and Calgene will endeavor to negotiate and prepare one or more Definitive Agreements setting out the final terms and conditions applicable to the Proposed Transaction. Execution of the Definitive Agreements by Monsanto will be subject to completion of a due diligence inquiry which is satisfactory to Monsanto and will yield no information contrary to the representations and warranties of Calgene to be contained in the Definitive Agreements. Execution of the Definitive Agreements by Calgene will be subject to completion of a due diligence inquiry which is satisfactory to Calgene and will yield no information contrary to the representations and warranties of Monsanto to be contained in the Definitive Agreements. In addition, execution of the Definitive Agreements by each party would be subject to such party's approval (in its reasonable discretion) of the Independent Director(s) designated by the other party. Closing and consummation of any Definitive Agreement shall be conditioned upon such matters as shall be stated in the Definitive Agreements. The effectiveness of any Definitive Agreement is expected and anticipated by the parties to be conditioned upon express approvals by the board of directors of Monsanto and by the board of directors and shareholders of Calgene.

C.   Prior Agreement.  This Letter is subject to that certain letter agreement
     ---------------
dated April 25, 1995 between Monsanto and Calgene which is incorporated herein by this reference and made a part hereof (the "Prior Agreement"). No term or other provision of this Letter shall be deemed to supersede any term or provision of the Prior Agreement. To the extent that any other term or provision of this Letter is deemed to be in conflict with any




                              Page 16 of 36 Pages
term or provision of the Prior Agreement, as incorporated herein, the applicable term or provision of the Prior Agreement shall control; provided, however, notwithstanding anything in this Letter or the Prior Agreement to the contrary, Monsanto shall have the right to review any and all documents, including, without limitation, proxy statements, securities filings and news releases, which in any way relate or refer to Monsanto in advance of any filing, publication or other release of such documents by or on behalf of Calgene, whether or not Monsanto's prior written consent is also required for such filing, publication or release under the terms of the Prior Agreement. In addition, the parties will consult with each other and agree upon all press releases and publicity statements concerning the Proposed Transaction. Notwithstanding the foregoing, the provision of Part E hereof shall supercede any inconsistent provision of the Prior Agreement.

D.   Hart-Scott-Rodino Filing.  Monsanto and Calgene acknowledge that the
     ------------------------
Proposed Transaction will be subject to the premerger notification rules promulgated by the Federal Trade Commission pursuant to Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Both Monsanto and Calgene agree to provide the other party with such information concerning that party and its business as may be required for inclusion in reports pursuant to such rules and to file such reports within the required time limit.

E.   Present Intent.  Except for the provisions set forth in Sections 6, 12 and
     --------------
13 of Part A hereof, in Part C hereof and in the Note, this Letter is not intended to be, and does not constitute, a binding or enforceable agreement between the parties hereto. Instead, this Letter sets forth the preliminary understandings of the parties and is a statement of their intentions which they plan to pursue, in good faith, in an effort to reach a definitive agreement with respect to the Proposed Transaction. Notwithstanding the foregoing, the provisions set forth in Sections 6, 12 and 13 of Part A hereof, in Part C hereof and in the Note, shall be binding and enforceable with respect to the parties upon execution of this Letter. In the event of any breach by Calgene of the provisions of Section 13 of Part A, the parties agree that Monsanto will suffer irreparable harm and the total amount of monetary damages for any injury to Monsanto from any such breach will be impossible to calculate and will therefore be an inadequate remedy. Accordingly, the parties agree that the provisions of
Section 13 of Part A are specifically enforceable by Monsanto and that Monsanto shall be entitled to temporary and permanent injunctive relief against Calgene, its employees, officers and directors, and the other rights and remedies to which Monsanto may be entitled to at law, in equity or under this Letter for any such breach. The provisions of this Part E shall survive the expiration or termination of this Letter.

F.   Signing.  This Letter shall remain open for concurrence by Calgene through
     -------
June 30, 1995. If not signed by an authorized officer of Calgene and returned to Monsanto by such date, this Letter will expire without further action.




                              Page 17 of 36 Pages

G.   Termination.  After execution of this Letter by Calgene within the period
     -----------
specified in Part F above, this Letter shall continue until the earlier of (i) December 31, 1995, (ii) the date this Letter is terminated by either party upon written notice to the other party or (iii) the date of execution of the Definitive Agreements. Notwithstanding the foregoing, the provisions set forth in Sections 6, 12 and 13 of Part A hereof, in Part C hereof and in the Note, shall survive the termination of this Letter.

          If the foregoing accurately reflects your understanding of the current positions of the parties, please so indicate by signing a copy of this Letter in the space provided and returning one executed original to us. The parties may execute separate copies of this Letter, but all such copies shall be deemed to be one and the same document.

                              Very truly yours,

                              MONSANTO COMPANY



                                   /s/ Hendrik A. Verfaillie
                              By: ____________________________
                                    Hendrik A. Verfaillie
                                    Vice President


ACKNOWLEDGED AND AGREED:

CALGENE INC.



     /s/ Roger H. Salquist
By: ___________________________
     Roger H. Salquist
     Chief Executive Officer




                              Page 18 of 36 Pages

                                                                   EXHIBIT A

                          SUBORDINATED PROMISSORY NOTE


$10,000,000.00                                               St. Louis, Missouri
                                                                   June 27, 1995

1.   CREDIT FACILITY
     ---------------

     FOR VALUE RECEIVED, Calgene, Inc., a Delaware corporation (the "Borrower"), by this promissory note ("Note") unconditionally promises to pay to the order of Monsanto Company, a Delaware corporation (the "Lender"), in lawful money of the United States, the principal amount of Ten Million and 00/100 Dollars ($10,000,000.00) on June 30, 1997 (or June 30, 1996 upon the occurrence of the events set forth below), and to pay interest at 2.00 percent above Citibank's prime rate as published monthly (the "Note Rate").

     Borrower will pay interest at maturity or upon any prepayment of principal (but only upon the principal amount so prepaid). Interest on this Note will compound daily, adjusted monthly and will accrue from the date of original issuance of this Note. If all or a portion of this Note shall not be paid when due (whether as stated, by acceleration or otherwise), the outstanding principal balance hereof shall bear interest for the period from the due date until such amount is paid in full, at the rate per annum which is equal to 5 percent above the Note Rate which would otherwise be applicable hereunder and thereafter until paid in full.

     Borrower may prepay all or any portion of this Note at any time after giving 3 days' prior written notice to Lender.

     Any payment which becomes due and payable on a day which is not a Working Day (as hereinafter defined) shall be made on, and interest at the applicable rate shall be payable to, the next succeeding Working Day, unless such succeeding Working Day shall fall in the next succeeding calendar month, in which event such payment shall be made on the next preceding Working Day.

     Interest shall be computed on the basis of a 360 day year for actual days elapsed. Lender shall not be permitted to charge or receive, and Borrower shall not be obligated to pay, interest in excess of the maximum rate from time to time permitted by applicable law; provided, however, if the maximum rate permitted by law changes, the rate hereunder shall change, without notice to Borrower, on the same day the maximum rate permitted by law changes.

     All payments to be made hereunder by Borrower shall be made in immediately available funds at Citibank, New York, New York for account of Lender #00000502.



                              Page 19 of 36 Pages

     This Note is signed as part of a Letter of Intent between Borrower and Lender dated June 27, 1995 (the "Letter of Intent").

     If the Proposed Transaction contemplated in the Letter of Intent (the "Proposed Transaction") is closed, then the principal amount of this Note will be credited against the initial cash payment to be made by Lender to Borrower as provided in the Letter of Intent. Interest on this Note will stop accruing on the date the Proposed Transaction is closed and in such event all interest accrued on this Note shall be waived by Lender.

     This Note is due on June 30, 1997; provided, however, if the Proposed Transaction does not close because (i) the Letter of Intent is terminated for reasons within the control of Borrower, (ii) Borrower's shareholders fail to approve the Proposed Transaction or (iii) any of Lender's other conditions to closing the Proposed Transaction set forth in the executed definitive agreements for the Proposed Transaction, to the extent such conditions are within the control of Borrower, are not satisfied at or prior to closing, then the maturity date for this Note shall be June 30, 1996.

2.   SUBORDINATION
     -------------

     This Note is subordinated in payment to the obligations of Borrower set forth on Exhibit A-1 hereto ("Senior Indebtedness"). No payment on account of
         -----------
principal or interest on this Note shall be made, if at the time of such payment or immediately after giving the effect thereto, (i) there shall exist a default in any payment with respect to any Senior Indebtedness or (ii) there shall have occurred an event of default (other than a default in the payment of amounts due thereon) with respect to any Senior Indebtedness, as defined in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist. Notwithstanding the foregoing, however, nothing in this Section shall restrict or otherwise limit Lender's rights under Section 3.

3.   CONVERSION OF PRINCIPAL AND ACCRUED INTEREST INTO SHARES OF BORROWER'S
     ----------------------------------------------------------------------
COMMON STOCK
- ------------

3.1  CONVERSION EVENT.  If (i) the Letter of Intent is terminated by either
     ----------------
party; or (ii) the Definitive Agreements (as defined in the Letter of Intent) are terminated for any reason (each of the foregoing, a "Conversion Event"), then, from and after 60 days following such Conversion Event, the principal and accrued interest due under the Note will be convertible, at Lender's option, at any time and in any amount, into shares of common stock of Borrower at 85% of the average of the closing market prices for such shares during the 10 trading days immediately preceding the Conversion Date (as defined below). This Note is convertible into a maximum of 4,000,000 shares of common stock of Borrower which amount shall be adjusted for any change made in the shares of the common stock of Borrower by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of shares or otherwise. Lender represents that it will acquire the Conversion Shares (as defined below) for investment and not with a view to the distribution thereof (except pursuant to an effective registration statement). The Conversion Shares shall bear a legend to such effect.



                              Page 20 of 36 Pages

3.2  CONVERSION NOTICE.  In order to exercise any of the conversion rights set
     -----------------
forth in Section 3.1, Lender shall send a written notice (the "Conversion Notice") to Borrower that Lender intends to exercise such conversion rights. The Conversion Notice shall specify (i) the Conversion Date and (ii) the amount of the accrued interest and principal that Lender intends to convert (the "Conversion Amount").

3.3  ISSUANCE OF CONVERSION SHARES.  Within one business day after the
     -----------------------------
Conversion Date, Borrower shall issue to Lender a number of shares (the "Conversion Shares") of common stock (rounded to the next lowest full share) equal to the Conversion Amount divided by a number equal to 85% of the average of the closing market prices for such shares during the 10 trading days immediately preceding the Conversion Date. Any portion of the Conversion Amount not so converted (i.e., because such amount would require conversion into a fractional share) shall be paid to Lender in cash. Upon any such conversion, the Conversion Amount shall reduce the accrued interest due on the Note as of the Conversion Date, and any remaining portion of the Conversion Amount shall reduce the principal due on the Note.

3.4  REPAYMENT OF EXCESS CASH PROCEEDS FROM SALE OF CONVERSION SHARES.
     ----------------------------------------------------------------
Notwithstanding the foregoing, if the sum of (i) the proceeds received by Lender from the resale of the Conversion Shares, net of all reasonable expenses (including brokerage or underwriting fees, discounts and commissions and fees and expenses of legal counsel) incurred by Lender in connection therewith, and
(ii) the cash payments, if any, of principal and interest made to Lender by Borrower with respect to the Note, exceed the principal amount of the Note, the cumulative amount of all interest accrued thereon and any other transaction costs, fees and expenses incurred by Lender and not included in clause (i) above (such excess being hereafter referred to as the "Excess Cash Proceeds"), then
(I) any remaining principal amount on the Note shall be forgiven by Lender and
(II) Lender shall repay the Excess Cash Proceeds to Borrower promptly after receipt thereof.

4.   REPRESENTATIONS AND WARRANTIES.   Borrower does hereby represent and
     --------------------------------
warrant to Lender that:

4.1  ORGANIZATION AND STANDING; CORPORATE POWER.  Borrower is a corporation duly
     ------------------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Borrower has all requisite legal and corporate power and authority to own, lease and operate its properties and assets, to carry on its business as presently conducted and as presently proposed to be conducted, to execute and deliver this Note, to issue and sell the Note and the Conversion Shares, and to perform its obligations under the terms of this Note. Borrower has furnished Lender with true, correct and complete copies of Borrower's Certificate of Incorporation and By-Laws, each as amended and currently in effect. As of the date hereof, the Company has reserved and will continue to reserve 4,000,000 shares of its common stock (adjusted as provided in Section 3.1), free from preemptive rights, out of the aggregate of its authorized but unissued shares of common stock or its authorized and issued common stock held in treasury, for the purpose of enabling it to satisfy the obligation to delivery Conversion Shares to Borrower upon conversion of the principal and accrued interest due under the Note.



                              Page 21 of 36 Pages

4.2  AUTHORIZATION, VALIDITY OF SECURITIES.  All corporate action on the part of
     -------------------------------------
Borrower, its officers, directors and stockholders necessary for Borrower's authorization, execution and delivery of this Note, for the authorization, sale, issuance and delivery of the Note and the Conversion Shares, and for the performance of Borrower's obligations hereunder has been taken. This Note constitutes a valid and legally binding obligation of Borrower enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of equity governing specific performance, injunctive relief or other equitable remedies. The Conversion Shares, when issued in compliance with the provisions of this Note, will be duly and validly issued, fully paid and non-assessable and will be issued subject to no liens, encumbrances or preemptive or other similar rights.

4.3  CAPITALIZATION.  The authorized capital stock of Borrower consists of (i)
     --------------
50,000,000 shares of common stock, of which 30,242,226 shares were issued and outstanding at June 26, 1995, and no additional shares have subsequently been issued except upon exercise of options outstanding as of June 26, 1995; and (ii) 5,000,000 shares of preferred stock, issuable in series, of which no shares are issued and outstanding. At June 26, 1995, there were outstanding options to purchase 2,150,978 shares of common stock. All issued and outstanding shares have been duly authorized and validly issued, are fully paid and non-assessable.

4.4  SEC FILINGS.  Borrower has delivered to Lender (i) copies of Borrower's
     -----------
Annual Report on Form 10-K for its fiscal year ended June 30, 1994 and its Quarterly Reports on Form 10-Q for the first, second and third quarters of the current fiscal year (together, "SEC Filings") and (ii) copies of all of its press releases since June 30, 1994 (the "Press Releases"). The SEC Filings were duly and timely filed with the Securities and Exchange Commission (the "SEC") and conform with the SEC rules applicable thereto. The SEC Filings do not contain any misstatement of a material fact, and do not omit to state any fact necessary to make the statements made therein not materially misleading. The SEC Filings include all the documents that Borrower was required to file with the SEC under Section 13, 14(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the date on which its last report on Form 10-K was filed. The financial statements of Borrower included in the SEC Filings (the "Financial Statements") comply as to form in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. Except as may be indicated in the notes to the Financial Statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of Borrower and any subsidiaries at the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of notes and normal, recurring adjustments).

4.5  ABSENT OF CERTAIN CHANGES.  Except as disclosed in Exhibit A-2, there has
     -------------------------                          -----------
not been since March 31, 1995:

     (a) any material adverse change in the business, operations, financial condition, liabilities, properties or assets of Borrower;



                              Page 22 of 36 Pages

     (b) any material damage, destruction or loss to the properties and assets of Borrower, whether or not covered by insurance;

     (c) any declaration or payment of any dividend or other distribution of the assets of Borrower or any direct or indirect retirement, redemption, repurchase or other acquisition by Borrower of any shares of its capital stock; or

     (d)  any material litigation commenced against Borrower.

4.6  COMPLIANCE WITH OTHER INSTRUMENTS.  Borrower is not in violation in any
     ---------------------------------
material respect of any provision of (i) its Certificate of Incorporation or By-Laws as amended, (ii) any material contract, or (iii) any judgment, writ, decree, order, law or regulation applicable to Borrower, the violation of which would have a material adverse effect on Borrower. The execution and delivery of this Note does not, and the performance of this Note and the compliance with the provisions hereof and the issuance, sale and delivery of the Note and the Conversion Shares by Borrower will not, materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Certificate of Incorporation or By-Laws of Borrower or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other agreement or instrument to which Borrower, or any of its properties, is subject and which Borrower is required to file as an Exhibit to its Form 10-K.

4.7  LITIGATION.  The SEC Filings accurately describe all legal actions,
     ----------
proceedings or investigations pending, and all claims asserted or, to Borrower's knowledge, threatened, against Borrower which, either in any instance or in the aggregate, could result in any material adverse change in the business, prospects, conditions, affairs or operations of Borrower or in any of its properties or assets, or in any material impairment of the right or ability of Borrower to carry on its business as now conducted or as proposed to be conducted, or in any material liability on the part of Borrower. There are no legal actions pending or, to Borrower's knowledge, threatened, which question the validity of this Note or any action taken or to be taken in connection therewith or otherwise could impair the ability of Borrower to perform its obligations under this Note.

4.8  GOVERNMENTAL CONSENT.  No consent, approval or authorization of or
     --------------------
designation, declaration or filing with any governmental authority on the part of Borrower is required in connection with the valid execution and performance by Borrower of this Note or the consummation of the transactions contemplated by this Note except for filings required to be made by Borrower with the SEC and state securities regulators under Section 6 hereof.

4.9  TAXES.  Borrower has filed all tax returns which to its knowledge are
     ------
required to be filed and has paid all Taxes shown to be due and payable on said returns (other than those being contested in good faith by appropriate proceedings for which adequate reserves have been provided), and, no Tax liens have been filed or are of record;

4.10 NO DEFAULT.  Borrower is conducting its business and operations in
     -----------
compliance with all applicable laws and regulations applicable to it, the violation of which would have a



                              Page 23 of 36 Pages
material adverse effect on the Borrower. There exists no Event of Default and no event which with the giving of notice or passing of time, or both, would constitute an Event of Default.

5.   COVENANTS.  Borrower agrees that, from the date hereof and so long as any
     ----------
Lender has an outstanding amount payable under the Note:

5.1  USE OF FUNDS.  Borrower shall use the proceeds for general corporate
     -------------
purposes.

5.2  INFORMATION.  So long as this Note remains unpaid Borrower, unless
     -----------
otherwise agreed in writing, will deliver to Lender:

     (a) quarterly, and annual consolidated financial statements consisting of a balance sheet, a statement of income, and retained earnings for the period to which it applies;

     (b) annual financial statements will be certified by an independent certified public accountant;

     (c) From time to time such further information regarding the business, affairs or financial conditions of Borrower as Lender may reasonable request.

5.3  INSURANCE.  Borrower shall maintain, with insurance companies, insurance on
     ----------
all its properties and assets which are insurable with coverage and in amounts normal and customary in the management of business in the field of operations in which it is engaged and for the properties and assets owned.

5.4  GOVERNMENT ACTIONS.  Borrower shall obtain and maintain all authorizations
     -------------------
and approvals, and other actions by, and shall make and maintain all notices to or filings with, any governmental authority or regulatory body now or hereafter required for the making and performance of this Note.

5.5  MAINTENANCE OF BUSINESS.  Borrower shall maintain its corporate existence
     ------------------------
in good standing in compliance with all applicable laws. Borrower shall conduct its business and operations in accordance with and shall otherwise comply with all applicable laws, in each case the non-compliance with which would result in material liability to Borrower or would materially adversely affect Borrower's ability to perform its obligations hereunder.

6.   REGISTRATION OF CONVERSION SHARES.
     ---------------------------------

6.1  FILING OF REGISTRATION STATEMENT WITH RESPECT TO SHARES OF COMMON STOCK
     -----------------------------------------------------------------------
ISSUABLE UPON CONVERSION OF NOTE.
- --------------------------------

     (a) As soon as practicable, but in no event later than 30 days (or such later date on which there is available all actual and proforma information required to be included therein) after the date hereof, Borrower shall file with the SEC a shelf registration statement on Form S-3 under federal or state securities laws (the "Registration Statement"), covering resales of up to 2,000,000 of the Conversion Shares to be



                              Page 24 of 36 Pages
     issued to Lender upon conversion of the Note. As soon as practicable after the termination of the Letter of Intent, but in no event later than 30 days (or such later date on which there is available all actual and proforma information required to be included therein) after such termination, Borrower shall file with the SEC another Registration Statement covering resales of up to an additional 2,000,000 of the Conversion Shares to be issued to Lender upon conversion of the Note. As used herein the term "Registration Statement" refers to either or both Registration Statements to be filed hereunder. Borrower will use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable. Borrower shall maintain the effectiveness of the Registration Statement, and promptly (subject to paragraph (c) below) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective, until all the Conversion Shares issuable upon conversion have been sold pursuant thereto, or all the Conversion Shares issuable upon conversion may be sold without registration pursuant to Rule 144(k) under the Securities Act of 1933 (the "Securities Act"), whichever occurs first. Not later than 60 days after a Conversion Event, Borrower shall cause the Conversion Shares issuable upon conversion to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by Borrower are then listed or quoted.

     (b) If Lender intends at any time to distribute Conversion Shares by means of an underwriting, Lender shall provide to Borrower in writing the information relating to such underwriting required to be contained in the Registration Statement, and Borrower shall amend the Registration Statement to include such information. In such event, Borrower and Lender shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected by Lender for such underwriting.

     (c) If at any time or times while the Registration Statement is effective Borrower notifies Lender that a development has occurred or is pending which, based upon consultation with Borrower's legal counsel, Borrower reasonably believes may cause the then current prospectus included in the Registration Statement (the "Prospectus") not to be in compliance with applicable securities laws, then Lender shall refrain from delivering the Prospectus and from making any offers or sales of Conversion Shares requiring the delivery of the Prospectus until such time as Borrower either notifies Lender that the Prospectus complies with such laws or delivers an amended Prospectus in replacement of the deficient Prospectus. Borrower shall use its reasonable best efforts to minimize the time during which Lender must so refrain, and no more than one such period of refrain shall be imposed during any period of 180 days. In addition, upon closing of the Proposed Transaction all Registration Statements filed hereunder and registration rights granted hereunder shall or shall be terminated.

     (d) Borrower shall use its best efforts to register or qualify the Conversion Shares covered by such Registration Statement under such other securities or blue sky laws of such United States jurisdictions as Lender shall reasonably request and do any and all acts and things which may be necessary or desirable to enable Lender to



                              Page 25 of 36 Pages
     consummate the public sale or other disposition in such jurisdictions, provided that Borrower shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any such jurisdictions.

     (e) With a view to making available to Lender the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit Lender to sell Conversion Shares to the public without registration, Borrower hereby covenants and agrees, so long as Lender owns any Conversion Shares, to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the SEC in a timely manner all reports and other documents required of Borrower under the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"); and (iii) furnish to Lender (A) a written statement by Borrower that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of Borrower, and (C) such other information as may be reasonably requested in order to comply with Rule 144.

     (f) Borrower represents and warrants that it meets the requirements for the use of a shelf registration statement on Form S-3 under the Securities Act for secondary transactions, and that Borrower is not aware of any facts, circumstances or conditions, including the occurrence of a Conversion Event, that would prevent the Registration Statement from becoming effective. On the date of its effectiveness, the Registration Statement will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder, including without limitation Rule 415; on the date of its effectiveness the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading, provided, however, that no representation is made by Borrower with respect to information relative to Lender; and (i) the prospectus as first filed with the SEC pursuant to Rule 424(b) under the Securities Act or, (ii) if no such filing is required, the form of final prospectus included in the Registration Statement at the effective date thereof or (iii) if a Term Sheet or Abbreviated Term Sheet (as such terms are defined in Rule 434(b) and 434(c), respectively, under the Securities Act) is filed with the SEC pursuant to Rule 424(b)(7) under the Securities Act, the Term Sheet or Abbreviated Term Sheet and the last Preliminary Prospectus filed with the SEC prior to the time the Registration Statement became effective, taken together (including, in each case, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act), together with any supplement to any of the foregoing, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that no representation is made by Borrower with respect to information relative to Lender. The term "Preliminary Prospectus" as used herein shall mean a preliminary prospectus as contemplated by Rule 430 or 430A under the Securities Act included at any time in the Registration Statement.



                              Page 26 of 36 Pages

     (g) At least two business days prior to the initial filing of the Registration Statement or Prospectus and no fewer than two business days prior to the filing of any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), Borrower shall furnish Lender, its legal counsel and the managing underwriter, if any, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to review of Lender, its legal counsel and such underwriters, if any, and Borrower shall cause its officers and directors and the independent certified public accountants to Borrower to respond to such inquiries as shall be necessary, in the opinion of respective counsel to Borrower and any such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act.
     Borrower shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto to which Lender, its legal counsel, or the managing underwriters, if any, shall reasonably object on a timely basis (within two business days of receipt thereof).

     (h)  In the event of any breach by Borrower of the provisions of this
     Section 6, the parties agree that Lender will suffer irreparable harm. Accordingly, the parties agree that the provisions of this Section 6 are specifically enforceable by Lender and that Lender shall be entitled to temporary and permanent injunctive relief against Borrower and the other rights and remedies to which Lender may be entitled to at law, in equity or under this Note for any such breach.

6.2  EXPENSES OF REGISTRATION.  All expenses incurred in connection with the
     ------------------------
registration of the Conversion Shares and compliance with Section 6.1(f) hereof, including all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for Borrower and expenses of any special audits of Borrower's financial statements incidental to or required by such registration, shall be borne by Borrower except that Borrower shall not be required to pay (a) brokerage or underwriting fees, discounts or commissions relating to Conversion Shares or (b) the fees and expenses of any separate legal counsel of Lender.

6.3  REGISTRATION PROCEDURES.  Borrower will promptly:
     -----------------------

     (a)  notify Lender when the Registration Statement is declared effective;

     (b) notify Lender of any stop-order or similar proceeding by the SEC or any state securities authority; and

     (c) furnish such number of Prospectuses, Prospectus supplements and other documents incident thereto as Lender from time to time may reasonably request.

6.4  INDEMNIFICATION.
     ---------------

     (a) Borrower will indemnify and hold harmless Lender, each of its officers, directors and partners, and each Affiliate of Lender, and each underwriter, if any, and each Affiliate of any underwriter of the Conversion Shares, against all claims, losses,



                              Page 27 of 36 Pages
     expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Prospectus or the Registration Statement, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Borrower of any rule or regulation promulgated under the Securities Act or any state securities law applicable to Borrower and relating to action or inaction required of Borrower in connection with the registration, and will reimburse each such indemnitee for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that Borrower will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to Borrower by an instrument duly executed by Lender or an underwriter specifically for use therein, or any sale or Prospectus delivery made in breach of Lender's obligations under paragraph (c) of Section 6.1.

     (b) Lender will indemnify and hold harmless Borrower and each of its directors and officers and each Affiliate of Borrower against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or Prospectus or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnitee for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent,
                                                      ----------------------
     that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to Borrower by an instrument duly executed by Lender specifically for use therein.

     (c) Each party entitled to indemnification under this Section 6.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person, except that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its



                              Page 28 of 36 Pages
     obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

     (d) If the indemnification provided for in this Section 6.4 is unavailable under state or federal law to an indemnified person hereunder in respect to any claims, losses, expenses, damages and liabilities (or actions in respect thereof) referred to herein, then the indemnifying persons, in lieu of indemnifying such indemnified person, shall contribute to the amount paid or payable by such indemnified person as a result of such claims, losses, expenses, damages or liabilities in such proportion as is appropriate to reflect the relative fault of Borrower and Lender in connection with the untrue statements of material fact or omissions which resulted in such claims, losses, expenses, damages or liabilities, as well as any other equitable considerations. The relative fault of Borrower and Lender shall be determined by reference to, among other things, whether the untrue statement of material fact or omissions relate to information supplied by Borrower or Lender and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the claims, losses, expenses, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. Borrower and Lender agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.   NEGATIVE COVENANTS.  In additional to the other undertakings herein,
     -------------------
Borrower further covenants to Lender so long as any amount payable hereunder is outstanding.

7.1  MERGER, ACQUISITION, SALE OF ASSETS.  Borrower shall not (i) merge or
     ------------------------------------
consolidate with, or acquire for cash a substantial part of the assets or capital stock of, any other company or (ii) sell, lease, transfer or otherwise dispose of any significant portion of its property or assets, except in the ordinary course of its business, provided, however, that this Section 7.1 shall not prohibit any merger of the Borrower with a third party if the third party has stockholders' equity at least equal to that of the Borrower.

7.2  OTHER DEBT.  Borrower shall not incur any additional indebtedness for money
     -----------
borrowed, except (i) amounts secured by inventory and/or receivables for working capital lines, and (ii) indebtedness incurred to acquire property, plant or equipment and secured by the acquired asset, (iii) $5,000,000 of other indebtedness (e.g., letters of credit) incurred by Borrower in the ordinary course of business consistent with prior practices.



                              Page 29 of 36 Pages

7.3  EXTENDING CREDIT; INVESTMENT.  Borrower shall not make loans or otherwise
     -----------------------------
extend credit (including by way of guaranty) to any other person except in respect of advance payments for goods and services purchased in the ordinary course of Borrower's business and advances to employees for travel advances, relocation and hardships.

7.4  LIENS.  Borrower shall not create or suffer to exist any Liens on or with
     ------
respect to, any property, assets, revenues or rights of Borrower, except (i) all outstanding Liens and Liens securing indebtedness permitted under Section 7.2,
(ii) for Taxes not yet due or being contested in good faith and by appropriate proceedings, (iii) inchoate Liens of carriers, employees, mechanics and other materialmen or other like Liens for sums not yet due or being contested in good faith and by appropriate proceedings, incurred in the ordinary course of Borrower's business, (iv) Liens arising out of judgments or awards against Borrower so long as any appropriate legal or other proceedings which may have been initiated for the review of such judgment or award shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired.

7.5  DIVIDENDS.  Borrower shall not declare or pay any dividend or make any
     ----------
other distribution to its shareholders or redeem any stock from its shareholders, other than dividends or redemptions of Preferred Stock that may be issued by Borrower.

8.   CONDITIONS PRECEDENT.  Prior to funding the Note, Lender shall have
     ---------------------
received the following from Borrower, unless waived in writing by Lender:

8.1  CORPORATE DOCUMENTS.  A certified copy of Borrower's Certificate of
     --------------------
Incorporation and By-Laws, as amended to date.

8.2  CORPORATE AUTHORIZATIONS.  Satisfactory evidence of the due authorization
     -------------------------
by Borrower necessary to enable Borrower to make and perform this Note and the documents contemplated hereby to be made and performed by it.

8.3  SPECIMEN SIGNATURES.  A certificate of an authorized officer or authorized
     --------------------
assistant officer of Borrower certifying the name and specimen signature of each person authorized to sign on behalf of Borrower this Note and the documents contemplated hereby to be made and performed by Borrower.

8.4  NO DEFAULT.  On the date of funding, (i) all representations and warranties
     -----------
of Borrower set forth in this Note shall be true and correct as if made on such date, (ii) all covenants specified in this Note shall have been complied with and (iii) there shall exist no Event of Default and no event which with the giving of notice or passing of time, or both, would constitute an Event of Default.

8.5  NO ADVERSE CHANGE.  From March 31, 1995 through the date of funding, there
     ------------------
shall not be initiated against the Borrower any no action, suit or proceeding at law or in equity or by or before any court or government agency or authority or arbitral tribunal nor any legal, regulatory or other development or any other circumstances whatsoever, which in the opinion of Lender could reasonably be expected to have a material adverse effect on (i) the business, assets, operations or financial condition of Borrower taken as a whole, or (ii) the ability of



                              Page 30 of 36 Pages

Borrower to perform any of its obligations hereunder or under the documents contemplated hereby.

9.   EVENTS OF DEFAULT.  Each of the following events and occurrences shall
     ------------------
constitute an Event of Default under this Note:

9.1  PAYMENT DEFAULT.   Borrower fails to pay when due any principal, interest
     ----------------
or other amount which it is obligated to pay under this Note and such failure shall continue unremedied for five days after the date on which such payment was due.

9.2  REPRESENTATION DEFAULT.  Any representation or warranty made by Borrower in
     -----------------------
this Note, or in any certificate, notification or report furnished hereunder, proves to have been incorrect or misleading in any material respect when made or renewed and is material to the ability of Borrower to perform its obligations under this Note.

9.3  OTHER PROVISIONS DEFAULT.  Borrower fails to perform or observe any
     -------------------------
material covenant or agreement to be performed or observed by it under this Note; or Borrower fails to perform or observe any other material term, covenant or condition in this Note to be made and performed by Borrower.

9.4  AUTHORIZATIONS DEFAULT.  Any governmental filing, registration, consent or
     -----------------------
approval necessary in connection with this Note or any document contemplated hereby is withheld, revoked or restricted in a way which materially adversely affects Borrower's ability to perform its obligations hereunder or under any document contemplated hereby unless such revocation or restriction is withdrawn.

9.5  CROSS DEFAULT.  Borrower (i) fails to pay when due any bank indebtedness
     --------------
for which it is liable, contingently or otherwise, or (ii) otherwise defaults in the performance or observance of any of the covenants, terms of provisions of, or a default otherwise occurs under, any agreement or instrument relating to such bank indebtedness and, in either case, any such failure or default shall result in the acceleration of the maturity of such indebtedness.

9.6  LIEN DEFAULT.  The holder of any Lien, whether now or hereafter existing,
     -------------
granted or assumed by Borrower, and securing any indebtedness exceeding $500,000 in the aggregate (whether or not indebtedness of Borrower) takes substantial steps to enforce the same because of the non-payment (whether by acceleration or otherwise) of the indebtedness secured thereby.

9.7  JUDGMENT DEFAULT.  A final judgment or order is rendered against Borrower
     -----------------
or its properties or assets in an amount exceeding $500,000 and such judgment or order shall continue unsatisfied and the execution thereof unstayed for a period of 90 consecutive days, or any judgment, order or conviction (whether criminal or civil) shall be rendered against Borrower which would materially adversely affect Borrower's ability to perform its obligations hereunder or under any document contemplated hereby.



                              Page 31 of 36 Pages

9.8  BANKRUPTCY DEFAULT.  Borrower (i) becomes insolvent or unable to pay its
     -------------------
debts when due, or (ii) makes a general assignment for the benefit of creditors in connection with its insolvency or bankruptcy, or (iii) applies for or consents to the appointment of a receiver, trustee or similar officer for it or for all or a substantial part of its property, or (iv) becomes subject to the appointment of a receiver, trustee or similar officer without its application or consent and such receivership, trusteeship or similar appointment continues undischarged for a period of 30 days, or (v) institutes any bankruptcy, insolvency, reorganization, arrangement, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction, or (vi) becomes subject to the institution of any bankruptcy, insolvency, reorganization, arrangement, dissolution, liquidation or similar proceeding without its application or consent and such proceeding continues undismissed or unstayed for a period of 30 days, or (vii) takes any action (including corporate action) for its bankruptcy, insolvency, reorganization, arrangement, dissolution, liquidation or similar proceeding.

10.  CONSEQUENCES OF DEFAULT.  If an Event of Default shall occur, then the
     ------------------------
principal and accrued interest due by Borrower hereunder shall become immediately due and payable without demand.

11.  MISCELLANEOUS
     -------------

11.1 JURISDICTION.  Borrower hereby irrevocably (a) submits, in any legal
     ------------
proceeding relating to this Note, to the non-exclusive in personam jurisdiction of any state or United States court of competent jurisdiction sitting in the State of Missouri and agrees to suit being brought in any such court, (b) agrees to service of process in any such legal proceeding by mailing of copies thereof (by registered or certified mail, if practicable) postage prepaid, or by telex, to Borrower at the last known address of Borrower, and (c) agrees that nothing contained herein shall affect Lenders right to effect service of process in any other manner permitted by law; and Borrower and Lender hereby irrevocably waive, in any such legal proceeding, trial by jury.

11.2 GOVERNING LAW.  This Note shall be governed by, and construed in accordance
     -------------
with, the laws of the State of Missouri.

12.  DEFINITIONS.  As used herein, the following terms shall have the following
     -----------
meanings:

     "Affiliate" shall mean, with reference to any person, any person or entity controlling, controlled by or under common control with such person.

     "Liens" shall mean any mortgage, lien, pledge, attachment, levy, charge or other security interest or encumbrance of any kind in respect of any property or assets of a person, or upon the income or profits therefrom.

     "Work Day" shall mean a day other than a Saturday, Sunday or other day on which the Bank is authorized to close under the laws of the State of Missouri.



                              Page 32 of 36 Pages

     "Taxes" shall mean any federal, state, local or foreign tax, assessment or other governmental charge or levy upon a person or entity or upon its assets, revenues, income or profits.





                              Page 33 of 36 Pages

          IN WITNESS WHEREOF, Borrower and Lender have caused this Note to be duly executed as of the day and year first above written.


WITNESS:                      CALGENE, INC.


                                   /s/ Roger H. Salquist
________________________      By: __________________________
                                    Roger H. Salquist
                                    Chief Executive Officer



WITNESS:                      MONSANTO COMPANY


                                   /s/ Hendrik A. Verfaillie
________________________      By: __________________________
                                    Hendrik A. Verfaillie
                                    Vice President





                              Page 34 of 36 Pages

                                  EXHIBIT A-1

                              SENIOR INDEBTEDNESS
                              -------------------

Borrower's bank indebtedness under its credit agreement with Harris Bank, or its successor.

Note payable to The Bank of New York, secured by a $300,000 certificate of deposit and guaranteed by the Small Business Administration.

Mortgage note payable to Sunburst Bank, secured by land and buildings financed.

Debt and capitalized lease obligations with General Electric Capital Corporation, secured by the equipment financed and supported by a $150,000 irrevocable letter of credit issued by a bank which is secured by a $150,000 certificate of deposit.

Note payable to Sheldon E. Kent pursuant to the Hodag Chemical Corporation purchase agreement, secured by a $760,500 certificate of deposit.

Non-interest bearing note payable to Sheldon E. Kent pursuant to the Hodag Chemical Corporation purchase agreement.

Mortgage note payable to the Dramor Company, secured by the land financed.

Note payable to the CIT Group, secured by the equipment financed and a letter of credit.

License contract payable to the Campbell Soup Company pursuant to the license agreement effective January 1, 1994.

License contract payable to DNA Plant Technology Corporation pursuant to the license agreement dated March 31, 1995.

Notes payable to the Kirin Brewery Co. Ltd., secured by the PG-K joint venture.

A letter of intent was entered into with Union Planters Bank for a $1,680,000 loan to finance the acquisition of cotton seed processing equipment and warehouses, secured by certain land and buildings at Stoneville Pedigreed Seed Company.




                              Page 35 of 36 Pages

                                  EXHIBIT A-2

                                CERTAIN CHANGES
                                ---------------

None, except for changes in Borrower's estimated results for Fiscal Year 1995 as disclosed to Lender in the Revised Profit and Loss Statement sent by Michael Motroni to William Zschoche by facsimile on June 26, 1995.





                              Page 36 of 36 Pages